UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2001

SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)		70058 (Zip Code)

 (504) 362-4321
(Registrant's telephone number, including area code)

Item 5.         Other Events.

            On April 18, 2001, Superior Energy Services, Inc. issued the press release attached hereto as Exhibit 99.

Item 7.         Financial Statements and Exhibits.

(b)	Exhibits.
	99	Press release issued by Superior Energy Services, Inc. on April 18, 2001 announcing the signing of a definitive agreement to acquire the assets of Power Offshore Service, LLC and Reeled Tubing, LLC and the offering of $200 million of senior notes.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By: /S/ ROBERT S. TAYLOR Robert S. Taylor Chief Financial Officer

Dated: April 18, 2001